Schedule A

FUNDS

1.Victory Aggressive Growth Fund

2.Victory California Bond Fund

3.Victory Capital Growth Fund

4.Victory Cornerstone Aggressive Fund

5.Victory Cornerstone Conservative Fund

6.Victory Cornerstone Equity Fund

7.Victory Cornerstone Moderate Fund

8.Victory Cornerstone Moderately Aggressive Fund

9.Victory Cornerstone Moderately Conservative Fund

10.Victory Emerging Markets Fund

11.Victory Extended Market Index Fund

12.Victory Global Equity Income Fund

13.Victory Global Managed Volatility Fund

14.Victory Government Securities Fund

15.Victory Growth & Income Fund

16.Victory Growth Fund

17.Victory Growth and Tax Strategy Fund

18.Victory High Income Fund

19.Victory Income Fund

20.Victory Income Stock Fund

21.Victory Core Plus Intermediate Bond Fund

22.Victory International Fund

23.Victory Money Market Fund

24.Victory Nasdaq-100 Index Fund

25.Victory New York Bond Fund

26.Victory Precious Metals and Minerals Fund

27.Victory 500 Index Fund

28.Victory Science & Technology Fund

29.Victory Short-Term Bond Fund

30.Victory Small Cap Stock Fund

31.Victory Target Managed Allocation Fund

32.Victory Target Retirement 2030 Fund

33.Victory Target Retirement 2040 Fund

34.Victory Target Retirement 2050 Fund

35.Victory Target Retirement 2060 Fund

36.Victory Target Retirement Income Fund

37.Victory Tax Exempt Intermediate-Term Fund

38.Victory Tax Exempt Long-Term Fund

39.Victory Tax Exempt Money Market Fund

40.Victory Tax Exempt Short-Term Fund

41.Victory Treasury Money Market Trust

42.Victory Ultra Short-Term Bond Fund

43.Victory Value Fund

44.Victory Virginia Bond Fund

45.Victory Sustainable World Fund

As of December 13, 2024